SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          June 26, 2006
                          Date of Report
                (Date of Earliest Event Reported)

                     G/O INTERNATIONAL, INC.
      (Exact Name of Registrant as Specified in its Charter)


          Colorado                  000-24688                 76-0025986
(State or other Jurisdiction)  (Commission File No.)   (IRS Employer I.D. No.)


                         18205 Burkhardt
                       Tomball, Texas 77377
             (Address of Principal Executive Offices)

                          (281) 290-6655
                 (Registrant's Telephone Number)

                               N/A
   (Former Name or Former Address if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
(17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4)
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Other Events, Financial Statements and Exhibits

Item 8.01. Other Events.

On June 26, 2006, G/O International, Inc., (the "G/O) and SH Celera Capital Corporation, a Maryland corporation ("SH Celera") (SH Celera, together with the Company, the "Parties") entered into a non-binding letter of intent ("Letter of Intent") respecting the possible completion of a Reorganization Transaction (the "Reorganization Transaction").
As outlined in the Letter of Intent, upon closing of the Reorganization
Transaction:
SH Celera will:

(i)  assume up to $65,000 of the current liabilities of G/O;

(ii) provide G/O with working capital of $50,000;

(iii)enter into a Facilities Administration and Operating Services Agreement as described herein below;

(iv) commit to issue 486,053 shares of its $0.001 par value per share common stock to G/O, for further distribution to the G/O stockholders, determined at the time of closing of the Reorganization Transaction, upon fulfillment of the following conditions: G/O shall have raised not less than $2,500,000 in the Contemplated Financing (as described herein below), (ii) SH Celera shall have:
(a) registered its shares of common stock under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "34 Act"), (b) taken such steps as required to qualify its shares of common stock as "Covered Securities" as defined in Section 18 of the Securities Act of 1933, as amended (the "33 Act"), and (c) register the shares of common stock issuable to G/O in the Reorganization Transaction for distribution to G/O's stockholders, determined at the time of the closing of the Reorganization Transaction, pursuant to the 33 Act. The Letter of Intent contemplates that the Parties will execute and deliver, at closing of the Reorganization Transaction, an Undertaking Agreement in form and substance mutually agreed upon by the Parties, setting forth the foregoing terms, conditions and undertakings as described above; and

(v) assign to G/O all of its rights under certain Retainer Agreement(s), entered into by SH Celera, pursuant to which SH Celera has received the right to receive certain fees in connection with providing fee based business consulting services.

In consideration therefore, G/O will:

(i) deliver to SH Celera a total of 17,300,744 newly issued post-split shares of its $0.01 par value per share restricted common stock;

(ii) transfer to SH Celera a total of 356,999 shares of Waterbury Resources, Ltd., a Cayman Islands company; and

(iii) enter into the Facilities Administration and Operating Services Agreement, and the Assignment, Assumption and Confirmation Agreement respecting the assigned Retainer Agreements, as described herein below, and undertake providing fee based business consulting services pursuant thereto.

At the time of closing of such Reorganization Transaction:

SH Celera will have issued and outstanding a total of not greater than 9,235,000 shares of its $0.001 par value per share common stock. Consequently, the 486,053 shares of SH Celera's common stock, issuable to G/O for distribution to its stockholders, will represent 5% of the issued and outstanding shares of SH Celera's common stock, as of the date of the closing of the Reorganization Transaction.

B. G/O will have issued and outstanding a total of not greater than 4,325,186 shares of its $0.01 par value per share common stock. Consequently, at the conclusion of the Reorganization Transaction, G/O will have outstanding a total of 21,625,930 shares of which 17,300,744 shares or 80% will be owned by SH Celera and 4,325,186 shares or 20% will be owned by the existing stockholders of G/O.

Among other conditions to closing or simultaneous with or subsequent to closing of the Reorganization Transaction, as provided in the Letter of Intent, the following conditions will apply:

1. G/O shall have completed the reverse split of its currently issued and outstanding 8,650,372 shares of common stock in the ratio of 1 for 2 resulting in a total of 4,325,186 shares of its $0.01 par value per share common stock being issued and outstanding, on a post-split basis,

2. Michael Caswell, one of G/O's current directors, shall resign and shall be replaced by a person designated by SH Celera, thereby filling the vacancy created by such resignation, and

3. G/O shall change its name to "G/O Business Solutions, Inc."

Facilities, Administration and Operating Services Agreement. The Letter of Intent provides that, at the time of closing of the Reorganization Transaction, G/O and SH Celera shall enter into a Facilities Administration and Operating Services Agreement (the "FA&OS Agreement"), in form and substance mutually agreed upon by them, pursuant to which SH Celera will provide all facilities, administration and operating services necessary for G/O to conduct a fee based business consulting practice under the trade name of "G/O Business Solutions, Inc." The FA&OS Agreement will provide that SH Celera would be paid a monthly fixed fee of $10,000 per month ("Fixed Fee") and would be reimbursed one half of the monthly salary of Brian Rodriguez (or $4,166 per month) and all of the monthly salary of Dwayne Deslatte (or $6,250 per month) (the "SH Celera Staff Reimbursement") with the balance of cash income generated from such cash fees, after payment of the Fixed Fee and the SH Celera Staff Reimbursement, split equally between G/O and SH Celera. The FA&OS Agreement will also provide that any non-cash fees received by G/O, in connection with providing the consulting services, will be distributed directly to G/O's stockholders and, in the case of share compensation received from a client company, shall be distributed by G/O pursuant to a registration of such shares under the 33 Act. Such FA&OS Agreement will remain in effect until the earlier of: G/O successfully raising not less than $2,500,000 in the Contemplated Financing, as set forth herein below, or G/O having accumulated cash reserves equaling not less than one year's projected required operating cash.

G/O's Contemplated Financing. The Letter of Intent further provides that following completion of the Reorganization Transaction, G/O will undertake to raise, in a private placement, a minimum of $2,500,000 and up to $5,000,000 in equity capital through the sale of its shares of preferred stock with the following rights, duties and preferences (the "Contemplated Financing"): (i) a stated value equal to the price per share paid for the shares of preferred stock plus accumulated and unpaid dividends, (ii) a dividend preference equal to a fixed annual percentage rate (to be determined by G/O's Board of Directors) multiplied times the stated value of each share of preferred stock, which shall be cumulative and paid before any dividends respecting any other class of shares ("Fixed Rate Dividend") plus a fixed percentage participation in distributions to stockholders, (to be determined by G/O's Board of Directors), which shall be paid at the time of any distribution to any of G/O's stockholders, (iii) a liquidation preference equal to the stated value plus any accumulated and unpaid Fixed Rate Dividends, (iv) a securitization of the stated value and a portion of the Fixed Rate Dividend through the purchase and deposit by G/O of a fixed rate financial instrument suitable to the purchaser(s) of the preferred stock, and (v) representation on G/O's Board of Directors or the right to attend and observe board meetings, at the discretion of the majority of the holders of the preferred stock.

G/O's Board of Directors will, subject to the approval of SH Celera, determine the terms upon which such shares of Preferred Stock are sold and the rights and privileges granted to purchasers of the shares of Preferred Stock, including, but not limited to: (i) the price per share, (ii) the granting of conversion features, (iii) the fixed dividend rate, (iv) the nature of the securitization including the coverage ratio on the Stated Value and the differential on the dividend rate and (v) the percentage participation in future dividends and distributions to G/O's stockholders.

Definitive agreements for the Reorganization Transaction are expected to be signed in late June or early July of 2006. When the definitive agreements are signed, it is anticipated that Brian Rodriguez, G/O's current Director and President and SH Celera's current Chief Financial Officer, Chief Valuation Officer and Treasurer will remain a director and remain G/O's president and Chief Financial Officer and that George Jarkesy, SH Celera's President and Chief Operations Officer, will be appointed as a member of G/O's board of directors and serve as G/O's Chairman and Chief Executive Officer. The Letter of Intent is non-binding and there are no assurances that a closing of the Reorganization Transaction will occur.

The Letter of Intent and the press release are filed as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(c) Exhibits
                       Exhibit Description
No.
99.1 Letter of Intent
99.2 Press Release

                            SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        G/O International, Inc.


Date 6/26/2006                          By /s/ Brian Rodriguez
                                        _____________________
                                        Brian Rodriguez
                                        President and Director
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